SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 20, 2005.


                            WORLDWATER & POWER CORP.
                            ------------------------

               (Exact Name of Registrant as specified in charter)

            Delaware                    0-16936              33-0123045
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     (State or other jurisdic-        (Commission          (IRS Employer
      tion of incorporation)          File Number)       Identification No.)


     Pennington Business Park, 55 Rt. 31 South, Pennington, NJ       08534
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       (Address of principal executive offices)                    (Zip Code)



         Registrant's telephone number, including area code 609-818-0700



                                WorldWater Corp.

                                                [GRAPHIC OMITED]

         (Former name or former address, if changed since last report.)


                                                [GRAPHIC OMITED]

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE CONTRACT.

On September 20, 2005, WorldWater & Power Corp., ("Worldwater") formerly known as WorldWater Corp., issued a press release announcing the entry into agreements with GJ Electric Solar, Inc., totaling $1.4 million, to build and install solar technology systems in two car washes in the Los Angeles, California area. The agreements were entered into on September 20, 2005, and provide that Worldwater will supply design, engineering, oversight and construction services to construct solar photovoltaic systems for the car washes. The construction will be managed by Quantam Energy Group, a wholly-owned subsidiary of Worldwater. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

99.1     Press Release dated September 20, 2005.




                                                [GRAPHIC OMITED]

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WORLDWATER & POWER CORP.

By:  /s/ Quentin T. Kelly
-----------------------------------------------
Quentin T. Kelly Chairman and CEO

Date: September _____, 2005



EXHIBIT INDEX

99.1     Press Release dated September 20, 2005.

                                                  EXHIBIT 99.1

                               [GRAPHIC OMITED]


FOR IMMEDIATE RELEASE
---------------------

                         WORLDWATER & POWER CORPORATION
                  SIGNS $1.4 MILLION IN SOLAR ENERGY CONTRACTS
             TWO CALIFORNIA CAR WASHES TO ADD SOLAR POWER TECHNOLOGY

PENNINGTON, NJ - SEPTEMBER 20, 2005 - WorldWater & Power Corp. (OTC BB: WWAT), developer of proprietary high-powered solar energy systems, today announced that it has signed contracts totaling $1.4 million to build and install solar electric power systems for two car washes in the Los Angeles area. Car washes represent a new industry for the use of solar technology for WorldWater. The photovoltaic (PV) systems are expected to substantially reduce electrical usage costs for the two facilities.

The contracts with the car wash chain are conditional upon third party financing. Once the financing is realized, construction is expected to begin immediately and will be managed by Quantum Energy Group, the California engineering, construction and project management firm acquired by WorldWater & Power Corp. earlier this month. Quantum Energy Group will supervise the installation of the solar power systems, as well as the construction of canopies to hold the PV panels.

"The car washes on which the WorldWater & Power solar energy systems will be installed average between 5,200 and 5,300 car washes per month. Electricity costs for each of the car washes typically run between $3,000 and $4,000 per month, depending on the site and the month of the year," stated Quentin T. Kelly, Chairman and CEO of WorldWater. "In addition to realizing energy cost savings, the owners will obtain Federal and State tax credits (ITCs) and accelerated depreciation. The current Federal ITC of 10% increases to 30% January 1, 2006."

WorldWater & Power Corp. anticipates the rebates from Southern California Gas Company for the solar installations will be realized during the fourth quarter of 2005 and the first quarter of 2006.

ABOUT WORLDWATER & POWER CORPORATION
WorldWater & Power Corporation is a full-service, international solar engineering and water management company with unique, high-powered and patented solar technology that provides solutions to a broad spectrum of the world's water supply and energy problems. For more information about WorldWater & Power Corp., visit their website at www.worldwater.com.
                              -------------------
Information about WorldWater's newly acquired subsidiary, Quantum Energy Group, is available at www.quantumenergygroup.com.
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Contact:                                   Investors/Media Contacts:
Rose Mary Schwarz                              Denise Roche / Jason Rando
WorldWater & Power Corp.                         The Ruth Group
Phone: 609-818-0700, ext. 33                         Phone: 646-536-7008 / 7025
rschwarz@worldwater.com                         droche@theruthgroup.com
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                                                jrando@theruthgroup.com
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